EXCLUSIVE AGREEMENT ON THE PURCHASE, DISTRIBUTION AND MARKETING OF BOTTLED SPRING WATER IN HONG KONG, MACAO AND PROVINCES OF CHINA TO BE NAMED LATER

BETWEEN

AQUABLUE SPRING WATER INTERNATIONAL, INC. a Canadian corporation having its head office at 507 Place d’Armes, Suite 1550 Montreal (Quebec) CANADA H2Y 2W8

AND

CHINA ASIA GROP HOLDING LIMITED, Rm07, 16th Floor, BlocA2, International Trading Center, Kequiao Shaoxing Zhejiang, CHINA
Other address I. Flat-RM813, 8-F Hollywood Plaza, 610 Nathan Road, Hong Kong
(Hereinafter referred to as “Distributor”)

WHEREAS the VENDOR authorizes the DISTRIBUTOR to sell and distribute Aquablue Spring Water and any other brands sold by Aquablue Spring Water International, Inc. in mainland China, Hong Kong SAR and Macao SAR (Hereinafter referred to as “the said regions”);

WHEREAS the DISTRIBUTOR wishes to buy the water exclusively from Aquablue Spring Water International Inc. and to have the rights to sell and distribute those products, mentioned above, in the said regions and that the parties here to wish to sign a distribution contract that will be valid for period of eight (8) years;

For good and valuable consideration, the receipt of which is hereby acknowledged, the VENDOR and the DISTRIBUTOR agree as follow:

ARTICLE 1                                 Rights and Obligations of the parties

1.1
The VENDOR shall be responsible for shipping the bottled water towards the DISTRIBUTOR  as per written request or purchase order by the DISTRIBUTOR as soon as possible upon receipt of foresaid documentation and proper payment as outlined below.

1.2	The VENDOR shall make an effort to provide all reasonable assistance for the client in the distribution and marketing of the bottled water in the said regions if necessary.
1.3	The DISTRIBUTOR shall be responsible for all import permits and for compliance with all the rules and regulations of the country and/or region of import.
1.4	The DISTRIBUTOR shall make all possible efforts to respect the minimum quota of a million cases per year per region after 2 years and to promote the sales accordingly.

ARTICLE 2                                Price and method of payment:

2.1	The VENDOR
shall supply containers of 2000 cases of spring water at a price of 7.7 CDN$ per case of 24 bottles of 500 ml FOB Montreal port. The price shall be increased or decreased by the VENDOR subject to increases or decreases from time to time of raw materials and/or shipping price. Price changes may occur no more often that every sixty days. The increase or decrease will reflect 50% of the actual change in the cost of the VENDOR. Pertinent information shall be supplied by the VENDOR to support such price changes.

2.2
The DISTRIBUTOR shall pay the VENDOR, by means of T/T or a wire or a letter of credit or any other secure approach as acceptable to the VENDOR, an amount covering the price of the order with each purchase order. Once the goods are ready for shipment; the said payment to be cashed as the goods leaves the bottling plant.

2.3	The bottle used for this contract is the regular bottle with a blue plastic cap and a transparent label. All these items will have to be approved in a separate agreement.

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ARTICLE 3                                Term of agreement

This agreement shall be valid for eight (8) years and both parties shall have the rights but no obligation, to extend the agreement on the terms and conditions to be agreed by both parties then for another eight (8) years by delivering notice before of to the VENDOR at least three (3) months prior to the termination of the agreement.

ARTICLE 4                                Modification and amendments

All modification and/or amendments to this agreement must be in writing and signed by authorized representatives of both parties.

ARTICLE 5                                 Liability for breach of contract

5.1
Both parties herein shall comply with the provisions in this agreement. If one party violates any provision of this agreement without the order party’s acceptance it would be regarded as a breach of the agreement and entitle the orders party to treat this agreement as repudiated, but without prejudice to any rights accruing due to the other party at that date. Notwithstanding the foregoing neither party shall terminate this agreement without first delivering written notice of default to the other party, specifying the details of the default and providing the defaulting party with 60 days to cure the default.

5.2
After the occurrence of an act of breach by one party, if the non-breaching party request to continue to perform the agreement, notwithstanding whether compensation have been actually paid, the breaching party shall to continue to perform this agreement.

ARTICLE 6                                Relationship of Parties

The VENDOR and the DISTRIBUTOR are independent contracting parties and nothing in this agreement shall make either party the agent or legal representative of the other for any purpose whatsoever. Notwithstanding this clause, the DISTRIBUTOR  has all authority to represent the Packer in its capacity as bottler for China since it is a request by the Chinese Authorities. Otherwise, a representative from the Packer will have go to China to answer to the Chinese Government.

ARTICLE 7                                 Governing Law

This agreement is to be construed according to the laws of the Province of Quebec.

ARTICLE 8                                Severability

If any term of this agreement in invalid or unenforceable under any stature, regulations, ordinance, other or other rule of law, that term shall be deemed modified or delete, but only to the extent necessary to comply with the stature, regulation, ordinance, order or rule, and the remaining provisions of this agreement shall remain in full force and effect.

ARTICLE 9                                No Implied Waiver

The failure of either party at any time to require performance by the other party of any provision of this agreement shall in no way effect the right to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision of this agreement constitute a waiver of any succeeding breach of the same or any other provision.

ARTICLE 10                                Notices

Any notices or other writing required or permitted to be given under this agreement of for the purposes of it to any party, shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by telex, telefax or other from of recorded communication to that party:

a)	China Asia Group Holding limited
Tel:           0086 575 84784404
Fax:           0086 575 84784405
E-mail:                      daoucofares@gmail.com

b)	Aquablue Spring Water International, Inc.
507 Places d’Armes, suite 1550 Montreal (Quebec) CANADA H2Y 2W8
Tel:           (514) 677-3810
Fax:           (514) 845-5546

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Or at any other address as the party to whom the writing is to be given shall have last notified the other party. Any notice delivered to the party to whom it is to be given shall have last notified the other party. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered as that address.

Provided that if that day is not a business day then the notice shall be deemed to have been given and received on the first business day next following that day. Any notice mailed shall be deemed to have been given and received on the third business day next following the date of its mailing. Any notice transmitted by telex, telefax or other from of recorded communication shall be deemed given and receive on the first business day after is transmission.

ARTICLE 11                                 Entire Agreement

This agreement, together with attachments, documents or schedules specifically referenced in the agreement, constitutes the entire agreement between the Packer and the DISTRIBUTOR with respect to the matter contained herein and supersedes  all prior oral or written  representations and agreement duly executed by the VENDOR and the DISTRIBUTOR.

ARTICLE 12                                Force Majeure

Neither party to this contract shall be held responsible for breach of contract caused by and act of god, insurrection, civil war, military war operation, or local emergency. The parties do hereby accept the international provision of “Force Majeure” as published by the International Chamber of Commerce in Geneva Switzerland.

AND THE PARTIES HEREIN HAVE SIGNED IN MONTRAL,
THIS     DAY OF APRIL 2008

AQUABLUE SPRING WATER INTERNATIONAL INC.

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